SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-180835

PQ HOLDINGS, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7500 (Primary Standard Industrial Classification Code Number)	45-2946899 (I.R.S. Employer Identification Number)

1037 Eureka Place

Chula Vista, CA 91913

(619) 664-9325

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

(888) 972-7273

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

William B. Haseltine

Haseltine Law Office

1629 K Street, NW  #300

Washington, D.C. 20006

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	4,500,000	$0.05	$225,000	$25.79

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(o) of the Securities Act.

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated July 13, 2012

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

PQ HOLDINGS, INC.

1037 Eureka Place

Chula Vista, CA 91913

(619) 664-9325

4,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of PQ Holdings, Inc. We are offering for sale a total of 4,500,000 shares of Common Stock at a fixed price of $0.05 per share for the duration of this Offering (the “Offering”). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Ramiro Urrea, will attempt to sell the shares directly to friends, family members and business acquaintances. Even though all of our currently outstanding shares are held by our sole officer and director, and he will be offering the shares only to friends, family, and business acquaintances, we are subjecting ourselves to the reporting requirements of the Securities and Exchange Act of 1934 because we believe that being a public entity will: (i) help us attract and retain key personnel, (ii) provide us with benefits both regarding visibility and regarding the way we are perceived by prospective clients, and (iii) give us a greater possibility to provide liquidity to our shareholders. Mr. Urrea will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Urrea will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $225,000. However, since the Offering is being conducted on a “best-efforts” basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder. Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.05	Not Applicable	$0.00	$67,500	$180,000
Total	$0.05	Not Applicable	$0.00	$67,500	$180,000

PQ Holdings, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities Act of 1933. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Additionally, we are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act").

Our independent registered public accountant has issued an audit opinion for PQ Holdings, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”, BEGINNING ON PAGE 9, BEFORE BUYING ANY SHARES OF PQ HOLDINGS, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is July 13, 2012.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities offered hereunder. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

PQ Holdings, Inc. (the “Company”) was incorporated in the State of Nevada on August 1, 2011. Our Company headquarters are located at 1037 Eureka Place, Chula Vista, California 91913.  We are a development stage company that plans to focus our efforts on developing an eco-friendly, mobile line of car wash and auto detailing services that will enable us to market convenient services in a flexible, mobile way to our potential customers. Although we have only recently begun operations, our founder, Ramiro Urrea, has been working in the auto detailing industry since 1999 as an independently contracted auto detailer. We believe that with his industry knowledge we are positioned to launch an auto detailing company that can sustain significant growth and expansion over the coming months.

We plan to conduct all of our business activities under the name “Pure Quality Detailing,” and because our corporate office is located in Chula Vista, California, our initial marketing focus will be within San Diego County, California.  In our short existence, we have been able to incorporate our Company under the laws of the State of Nevada and to formulate a business plan that we feel will be successful with proper execution and sufficient funding.  Currently, our business plan is centered on developing an eco-friendly, mobile car wash and auto detailing service within San Diego County. We have taken the steps necessary to conduct lawful business activity within our proposed area, by registering our Fictitious Business Name, Pure Quality Detailing, with the county of San Diego, obtaining our business license within Chula Vista, CA, and ensuring that our business model complies with all local mobile commercial business regulations. We feel the key factors that will enable us to effectively grow in the auto detailing industry will be our price point on services, quality control of all services that we sell, customer service, and effective marketing.   As of February 29, 2012, we had a stockholder’s deficit balance of $(60,496). Based upon the proposed offering price of $0.05 per share and the 7,500,000 shares of common stock outstanding, the aggregate market price of our common stock is $375,000.

As of February 29, 2012, the Company has $6,398 in cash on hand. The Company’s net loss for the audited period of August 1, 2011 (inception) to August 31, 2011 was $(12,476) and for the period ended February 29, 2012 was $(50,020). The Company’s monthly burn rate from inception to February 29, 2012 has been an average of approximately $6,515 per month. To further expand our plan of operations, we will require additional funding. As set forth herein, we estimate we will need approximately $180,000 to properly supply, advertise, and staff our Company within the next twelve (12) months.

  Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand more transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact. While we believe that our limited reporting requirements will satisfy most investors seeking transparency in any potential investment, we still caution that simply because we have a registration statement declared effective the Company will be only subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Accordingly as a smaller reporting company, except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year and our required disclosure is less extensive than the disclosures required of larger reporting companies. For example, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders. However, there is no guarantee that our common stock will ever be quoted on the OTCBB and that, even if it is, there is no guarantee that being quoted on the OTCBB will provide liquidity to our shareholders. As of the date of this filing, we have not taken any steps to enable our stock to be quoted on the OTCBB.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, including professional fees, associated with being a fully-reporting Company with the Securities and Exchange Commission (“SEC”); we estimate such costs to be approximately $70,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances as it becomes necessary. At this point we have been funded by an aggregate of $80,000 from an angel investor, Aiko Development, Inc., and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential future investment in the Company.

Although we have not generated any revenues to date, d uring the following twelve-month period, we anticipate that we will generate revenues sufficient enough to cover our operating costs and hopefully begin our planned growth strategy. We may not be able to generate revenues in the next twelve (12) months; however, we anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our current operations for the next month without additional financing. However, to initiate our growth and expansion we will require additional financing. We believe that debt financing from additional third parties will not be an alternative for funding of our planned activities, as we have limited tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of debt financing from our friends and family or from existing business acquaintances.  We may also seek to obtain equity financing from the sale of our Common Stock or the issuance of convertible promissory notes that are convertible into shares of our Common Stock. If we do not obtain the necessary additional financing, we will be forced to scale back our intended growth strategy.

We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company. We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve month period following the completion of this Offering if the maximum amount of funds is not raised. While our ability to generate revenue is not correlated directly to the amount of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the future personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this Offering (see “Use of Proceeds Chart”). As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hope that our revenues will exceed our costs. Our revenues will be impacted by how successful and well-targeted the execution of our marketing campaign, the general condition of the economy, and the number of clients we will attract and retain. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Our Business .. ” Upon completion of this Offering Mr. Urrea, our sole officer and director, will own 62.5% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Urrea will have a significant influence in determining the outcome of all corporate transactions or other matters, including the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.

Neither the Company nor Mr. Urrea or any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once PQ Holdings, Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	PQ Holdings, Inc.

Securities being offered	Up to 4,500,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 7,500,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Ramiro Urrea.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 4,500,000 shares of Common Stock, $0.001 par value, at an offering price of $0.05 per Share for net proceeds to the Company at $180,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released to the Company when received and accepted.

Use of Proceeds

If the maximum amount of funds is raised, we intend to fund our operations and market our proposed website. If we sell 20% or less of the Shares being registered hereby, we will have to seek out additional capital from alternate sources to repay our existing liabilities and to fully execute our growth strategy.  If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our stated goals.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this Prospectus before making an investment decision regarding our Common Stock.

Aggregate Market Price

As of February 29, 2012, we had a stockholder’s deficit balance of $(60,496). Based upon the proposed offering price of $0.05 per share and the 7,500,000 shares of common stock outstanding, the aggregate market price of our common stock is $375,000.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to try to fully implement our business plan.

Since there is no minimum amount of shares that must be sold by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan. Accordingly, if we are able to sell 20% or less of the shares offered hereunder, the proceeds just be enough to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operation and any investor may lose their entire investment.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset; therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” Until the resale restrictions imposed upon the Company under Rule 144(i), by virtue of the Company being classified as a shell company, have ended, only shares sold pursuant to this Registration Statement may be resold.  In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company,” then Rule 144 will not be available at all to the Company.

Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our shareholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for our planned growth and marketing strategies. At February 29, 2012, we had cash on hand of $6,398 and accumulated a deficit of $62,496. At this rate, we expect that we will not be able to fully implement our growth strategy and plan of operation without obtaining additional funding or beginning to generate substantial revenues. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Ramiro Urrea, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Urrea are inconsistent with the best interests of other shareholders.

Mr. Urrea, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 62.5% of our outstanding Common Stock if the maximum number of shares is sold. Accordingly, Mr. Urrea will have a significant influence in determining the outcome of all corporate transactions or other matters, including the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Urrea may still differ from the interests of the other shareholders.

There is a substantial doubt about our ability to continue as a going concern.

At February 29, 2012, the Company has generated $nil in revenues and has a working capital deficit and an accumulated deficit of $62,496 since inception. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our services and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in PQ Holdings, Inc. is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders at the beginning of our fiscal year. We currently have fewer than 300 shareholders and if we continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of larger reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively. If the reports are not filed or are less extensive than those required of larger reporting companies, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

We are an “emerging growth company” and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of other public companies. As a result of this and other reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, Section 107(b) of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to "opt in" to such extended transition period election under Section 107(b); therefore we are electing to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result of such election, our financial statements may not be comparable to the financial statements of other public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company.

We could remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three (3) year period.

RISKS RELATED TO OUR BUSINESS

We operate in the highly competitive car wash and automotive detailing industry.

The car wash and automotive detailing industry in which we operate is generally highly competitive and fragmented, and the number, size and strength of our competitors vary widely from region to region. We believe that competition in the industry is based primarily on customer service, reputation, location flexibility, brand name awareness and price. Our primary competitors include national and regional car washes and automotive detailing service chains, both franchised and company-operated, individual contractors and gas stations. Some of our competitors have greater financial resources, are more geographically diverse and have better name recognition than we do, which might place us at a competitive disadvantage to those competitors. Because we seek to offer competitive prices, if our competitors reduce prices, we may be forced to reduce our prices, which could have a material adverse effect on our business, financial condition and results of operations.  Further, our success within this industry also depends upon our ability to respond in a timely manner to changes in customer demands for both products and services. We cannot assure that we will be able to compete effectively. If we are unable to compete successfully in new and existing markets, we may not achieve our projected revenue and profitability targets.

We are subject to seasonality and cycles in the general economy that impact demand for our services.

Our customers will typically purchase more services during the period of March through October than the period of November through February, when miles driven tend to be lower. Further, customers may defer or forego vehicle cleaning at any time during periods of inclement weather. Typically, the slowest months are January through April and September for the car wash and auto detailing industry. As a result, profitability typically will be lower during slower sales months, which could adversely affect our business.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. Currently, he has devoted time to the creation of the business plan, and the organization of our Company, and he will be in charge of supervising any marketing and development projects that we may carry out, including the supervision of new client outreach and any employees that we may hire. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officer. Our success will depend on the performance of Mr. Urrea and our ability to attract and motivate other key personnel.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, Mr. Urrea, lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. He has never been responsible for managing a publicly traded company and he has had limited experience with accounting and financial matters. As the sole officer and director of a public company, Mr. Urrea’s responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Mr. Urrea may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Further, Mr. Urrea’s limited financial and accounting experience may affect his ability to develop effective disclosure controls and procedures .. Additionally, since Mr. Urrea is the sole officer and director, and thus occupies all corporate positions of the Company, it may not be possible for the Company to have adequate internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event investors could lose their entire investment in our Company.

Compensation paid to Mr. Ramiro Urrea may negatively affect the Company’s ability to operate.

Mr. Urrea, our sole officer and director, is in a position to determine the cash and equity compensation to be paid to him in such capacity. Compensation paid to Mr. Urrea will reduce net income and may have a negative effect on the Company’s ability to initiate its business plan and achieve its goals.

We may not be able to find and retain suitable employees.

In order to implement our business plan, management recognizes that additional staff will be required. We do not plan to hire any additional employees until our cash flows can justify the expense. When we are ready to hire new employees, we will most likely look for people who have some type of experience in the car wash and/or customer service industry. No assurances can be given that we will be able to find suitable employees that can support our needs and help grow our Company, or that we will be able to find employees on favorable terms.

Failure to effectively manage our anticipated growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth may place a strain on our managerial, operational and financial resources. Any further growth by us will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business and marketing plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

Increases in the price of cleaning materials and labor costs could materially increase our costs and decrease our profitability.

The prices for car wash and auto detailing products and labor costs are dependent on the market price and supply and demand. We have researched and located the products that we intend to use, and have based the price of our services on the costs of those products and set labor costs; however, there can be no assurance that prices for car wash and auto detailing products and labor costs will not increase in the near future.

Car wash and auto detailing products and labor costs are subject to price volatility caused by supply conditions, economic climate, and others unpredictable factors. Any material price increase would increase our cost of sales and decrease our future profitability unless we are able to pass higher prices on to our customers. In addition, if one or more of our competitors is able to reduce their production costs by taking advantage of any reductions in economy of scale or favorable sourcing agreements, we may face pricing pressures from those competitors and may be forced to reduce our prices or face a decline in net sales, either of which could have a material and adverse affect on our business, results of operations and financial condition.

We may not be successful at marketing Pure Quality Detailing.

We may not be able to market our services, and any financial or research efforts we exert to develop, commercialize or promote our services may not result in revenue or earnings. If we are unable to successfully market our business, we will suffer which could cause us to cease all operations. If this happens, you could lose all or part of your investment.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock.

The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to shareholders, will cause our expenses to be higher than they would be if we were privately-held. As a public company, we expect to incur approximately $70,000, including professional fees, per year to keep up with our reporting, legal, and audit requirements. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of shareholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002, as a smaller reporting company, our management will be required to provide a report on the effectiveness of our internal controls over financial reporting, beginning with our second annual report, and we will not be required to provide an auditor’s attestation regarding such report. We have not assessed the effectiveness of our disclosure controls and procedures or our internal controls over financial reporting, and we expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements. Additionally, investors should be aware of the risk that management may assess and render the Company’s internal controls ineffective, which could have a material adverse effect on the Company’s financial condition or result of operations.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s shareholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s shareholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its shareholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $225,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us. The “Use of Proceeds” Chart below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
900,000 shares (20%)	$45,000(2)			$ 0	Marketing
					- Print Materials	$-0-
		SEC Filings	$1,000		- Public Relations Firm	$-0-
		Transfer Agent	$1,000		Working Capital
		Misc. Expenses	$3,000		- Admin/Professional Fees(3)	$-0-
		Legal & Accounting	$40,000		- Van & Supplies	$-0-
					- New Staff	$-0-
		TOTAL	$45,000		TOTAL	$-0-
2,250,000 shares (50%)	$112,500			$ 67,500	Marketing
					- Print Materials	$7,000
		SEC Filings	$1,000		- Public Relations Firm	$-0-
		Transfer Agent	$1,000		Working Capital
		Misc. Expenses	$3,000		- Admin/Professional Fees(3)	$10,000
		Legal & Accounting	$40,000		- Van & Supplies	$18,000
					- New Staff	$32,500
		TOTAL	$45,000		TOTAL	$67,500
3,375,000 shares (75%)	$168,750			$123,750	Marketing
					- Print Materials	$5,000
		SEC Filings	$1,000		- Public Relations Firm	$25,000
		Transfer Agent	$1,000		Working Capital
		Misc. Expenses	$3,000		- Admin/Professional Fees(3)	$10,000
		Legal & Accounting	$40,000		- Van & Supplies	$18,750
					- New Staff	$65,000
		TOTAL	$45,000		TOTAL	$123,750
4,500,000 shares (100%)	$225,000			$180,000	Marketing
					- Print Materials	$7,500
		SEC Filings	$1,000		- Public Relations Firm	$30,000
		Transfer Agent	$1,000		Working Capital
		Misc. Expenses	$3,000		- Admin/Professional Fees(3)	$10,000
		Legal & Accounting	$40,000		- Van & Supplies	$35,000
					- New Staff	$97,500
		TOTAL	$45,000		TOTAL	$180,000

(1)

Offering expenses have been rounded to $45,000 and have heretofore been partially paid from the proceeds of loans to the Company from our angel investor, Aiko Development, Inc. (“Aiko”) On August 15, 2011, the Company issued a 10% Promissory Note, in the principal amount of $50,000 to Aiko to evidence funds previously loaned by Aiko to the Company. The $50,000 principal amount underlying the Promissory Note was loaned to the Company on August 1, 2011, is due and payable on demand upon 10 days written notice from Aiko and accrues interest at the rate of 10% per annum. Additionally, on May 31, 2012, the Company issued a 10% Promissory Note, in the principal amount of $30,000 to Aiko to evidence funds previously loaned by Aiko to the Company. The $30,000 principal amount underlying the Promissory Note was loaned to the Company on May 3, 2012, is due and payable on demand upon 10 days written notice from Aiko and accrues interest at the rate of 10% per annum. The funds received from Aiko have been used to pay a portion of our offering expenses.  The receipt and repayment of such funds to Aiko will not affect the use of our net proceeds from the Offering as these funds have already been accounted for as part of the offering expenses and allocation of gross proceeds.

(2)

We will have to seek additional funding to repay the offering expenses and implement our growth strategy.

(3)

Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $180,000, after repaying the Company and our angel investor, Aiko for funds advanced to pay our offering expenses. We plan to allocate $97,500 of the net proceeds from this Offering on the hiring of two full-time detailing specialists that will be trained by our president, and one assistant that will take over the answering of all phones and scheduling. We will also allocate $35,000 to purchase and customize two vans for our employees to drive, as well as the purchasing of our supplies. Additionally, we believe that it is essential to market and brand the Company’s name if we are going to be successful at attracting new and larger clients.  As such, we plan to allocate $30,000 to hire a public relations firm for six months, as well as $7,500 towards print materials that can be distributed by us to potential clients. We will allocate $10,000 for our administrative and professional fees.  We estimate our professional and administrative fees will be approximately $70,000 over the course of the next 10-12 months after the Offering, including the costs of being a public company. Therefore, we anticipate paying for the remainder of such expenses out of any additional funding or revenues we may receive. We believe that additional funding will be in the form of debt financing from our friends and family or from existing business acquaintances, although we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential future investment in the Company.

If 75% of the offered shares are sold we will receive $123,750, after repaying offering expenses. In this case, we plan to cut our staffing budget to $65,000, and will only plan on hiring one full-time detailing specialist and one assistant that will take over the answering of all phones and scheduling. In this instance, our president may work more on providing our services because our assistant will be able to relieve much of the bookkeeping load. We will allocate $18,750 to purchase our supplies, and purchase and customize one van for our car wash and detailing specialist to drive. If we are able to sell 75% of the offered shares, we will plan to allocate $25,000 to hire a public relations firm for five months, and $5,000 for print materials to be distributed by our Company. We will still allocate $10,000 for administrative and professional fees; therefore, we anticipate paying the anticipate paying for the remainder of such expenses out of any additional funding or revenues we may receive.

If 50% of the offered shares are sold we would receive $67,500, after repaying offering expenses. We would only hire one new car wash and detailing specialist at $32,500. We would not be able to hire an assistant to bear some of the bookkeeping and office workload, which will result in our president allocating more time to those activities. We will still plan on spending $18,000 to purchase supplies and a van for our Company. However, we would significantly cut our marketing budget to $7,000. In this case we would only plan on producing print materials that can be personally distributed throughout San Diego County by our president. We will still allocate $10,000 for administrative and professional fees; therefore, we anticipate paying the anticipate paying for the remainder of such expenses out of any additional funding or revenues we may receive.

If we sell 20% of our shares under the Offering we would only have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of our expenses out of additional financing which we have not yet received. We will not have sufficient proceeds to hire any staff and initiate our growth. In this instance, we will have to seek out additional capital from alternate sources to execute our plan of operations. If such funds are not available our business would likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Urrea for his services to the Company, prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to its best judgment in accordance with the foregoing “Use of Proceeds” chart and the explanations thereto. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart. To the extent our offering proceeds do not cover any fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, PQ Holdings, Inc. has 7,500,000 shares of Common Stock issued and outstanding. The Company is registering an additional of 4,500,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Ramiro Urrea will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Urrea is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Urrea will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Urrea is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Urrea will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Urrea has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he has not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which PQ Holdings, Inc. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.

receive, review and execute and deliver a Subscription Agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection;

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 4,500,000 shares of our Common Stock at a price of $0.05 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 4,500,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	7,500,000	62.50%	$7,500(1)	3.23%	$0.001
Purchasers of Shares	4,500,000	37.50%	$225,000	96.77%	$0.05
Total	12,000,000	100%	$232,500	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 7,500,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Ramiro Urrea, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of February 29, 2012. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at 02/29/12	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.01 per share	$0.01 per share	$0.00 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.01 per share	$0.01 per share	$0.00 per share
Per Share Dilution to New Investors	$0.04 per share	$0.04 per share	$0.05 per share
Percent Dilution to New Investors	80%	80%	100%

If 100% of the offered shares are sold we will receive the maximum proceeds of $180,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $123,750 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $67,500 after offering expenses have been deducted. If we sell 20% or less of our shares under the Offering, we will only sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of our expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 1037 Eureka Place, Chula Vista, CA 91913, and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of shareholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more shareholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Board of Directors, the President or the Secretary.  In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there is no redemption or sinking fund provision or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s charter authorizes the issuance of 10,000,000 shares of Preferred Stock, $0.001 par value per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer Corp., 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

 No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“OTCBB”), there is no assurance that our application will be approved. An application for quotation on the OTC Bulletin Board must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) who agree to sponsor the security, and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board. In order for a security to be eligible for quotation by a market maker on the OTC Bulletin Board, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTC Bulletin Board and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PQ HOLDINGS, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS, LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

PQ Holdings, Inc. was incorporated in the State of Nevada on August 1, 2011. Our Company headquarters are located at 1037 Eureka Place, Chula Vista, California 91913.  We are a development stage company that plans to focus our efforts on developing an eco-friendly, mobile line of car wash and auto detailing services that will enable us to market convenient services in a flexible, mobile way to our potential customers. Although we have only recently begun operations, our founder, Ramiro Urrea, has been working in the auto detailing industry since 1999 as an independently contracted auto detailer. We believe that with his industry knowledge we are positioned to launch an auto detailing company that can sustain significant growth and expansion over the coming months. Although, our sole officer and director, Mr. Urrea has years of experience in the auto detailing industry, he lacks public company experience, which could impair our ability to comply with legal and regulatory requirements.

We plan to conduct all of our business activities under the name “Pure Quality Detailing,” and because our corporate office is located in Chula Vista, California, our initial marketing focus will be within San Diego County, California.  In our short existence, we have been able to incorporate our Company under the laws of the State of Nevada and to formulate a business plan that we feel will be successful with proper execution and sufficient funding.  Currently, our business plan is centered on developing an eco-friendly, mobile car wash and auto detailing service within San Diego County. We have taken the steps necessary to conduct lawful business activity within our proposed area, by registering our Fictitious Business Name, Pure Quality Detailing, with the county of San Diego, obtaining our business license within Chula Vista, CA, and ensuring that our business model complies with all local mobile commercial business regulations. We feel the key factors that will enable us to effectively grow in the auto detailing industry will be our price point on services, quality control of all services that we sell, customer service, and effective marketing.  As of February 29, 2012, we had a stockholder’s deficit balance of $(60,496). Based upon the proposed offering price of $0.05 per share and the 7,500,000 shares of common stock outstanding, the aggregate market price of our common stock is $375,000.

Mission Statement

Our mission will be to provide top quality and eco-friendly car wash and detailing services to car owners, and to maintain impeccable customer service while providing our services. We will focus on creating a healthy, successful company that is a leader in customer service and has a loyal customer following. Our focus will be on customer retention rather than customer acquisition. Although customer acquisition will be necessary in order to launch our Company, we believe that customer retention will ultimately be what makes our Company a profitable business venture.

Current Operations

In order for our founder to transition from an independently contracted auto detailer, to the sole officer and director of a mobile car wash and auto detailing company, our first step has been to formulate a business plan that maps out a launch and growth plan. Even though our founder has been in the industry for nearly twelve years, the writing of our business plan has been a necessary step, in that we believe that it has given us great value through researching and thinking about our Company in a systematic way. We have spent countless hours on the internet researching car wash products, methods, statistics on car washing trends, and potential manufacturers to provide additional supplies. We have been able to map out a strategy that we feel will provide our Company with goals and objectives that can be easily achieved, and ultimately develop our Company into an industry-leading, profitable enterprise.

During this early development stage, we have also begun to take the necessary steps that will allow us to become a public company and hopefully raise capital through the sale of our securities. We have incorporated our Company under the laws of the State of Nevada. We have also filed the requisite documents within California which will allow us to conduct business; including filing our Statement of Designation with the State of California so that we may conduct business in California as a Nevada corporation, filing for a Fictitious Business Name in order to conduct business in San Diego County under the name Pure Quality Detailing, and obtaining a business license within the city of Chula Vista. We have also established a corporate bank account that we plan to use for all transactions going forward.

Industry Overview

The car wash segment of the automotive services industry group covers commercial establishments that primarily offer car washing, car cleaning, polishing and detailing. These services are provided to both private individuals and to automotive dealers, rental establishments, fleet owners, and other businesses. Although car wash establishments may offer a combination of services, car washes generally can be classified into five different categories: coin-operated, self-services facilities, automatic facilities, full service conveyor facilities, and automobile detailers. Automobile detailers typically focus on the manual cleaning of cars, both inside and out, using hoses and brushes, as well as hand-held tools, rather than high-technology equipment. The detailing of an automobile is an exhaustive process because the cleaning focus is on every single part of the car, including the hood, ceiling, spare tires consoles, etc.

In the early 1990s, the car wash industry was in a dynamic phase. Important trends in the car wash industry included a customer preference for soft cloth or frictionless car washes over the standard brush rollovers. The emergence of detailing operations and growth in the high-quality car wash segment was happening at this time as well. At the beginning of the 1990s, Forbes Magazine described car washes as one of the nation’s largest small business ventures. The industry continued to thrive into the 2000s. According to a 2012 report published by Highbeam Business, there were an estimated 26,120 car washes scattered throughout the United States in 2005, employing over 126,000 people. In that same report, Highbeam Business stated that in 2005 the industry had estimated revenues of over $4.12 billion, and the State of California accounted for 10.9 percent of the market share. According to the US Census Bureau, in 2011, there were an estimated 113,000 car washes across the United States, employing approximately 350,000 people. Additionally, the US Census Bureau reported that $2.3 billion cars are washed annually, an average of $8 million cars are washed per day, and the car wash industry had annual revenues of $5.8 billion in 2011. Further, in 2008 the International Carwash Association (ICA) published their latest triennial study, Study of Consumer Car Washing Attitudes and Habits, which reported that 65.6 percent of consumers surveyed said they used professional car washes, and estimated that professional car washing generated nearly $20 billion in revenues in retail products and services and business-to-business sales, proving that it truly is a growing industry. The ICA commissioned another study in 2012, and found that 69% of respondents, or roughly 7 out of 10 consumers reported choosing a professional car wash.

Currently, we feel there are different trends taking place that are allowing automobile detailers to take a larger portion of the market share from bigger establishments as shown by society’s lean towards more environmentally friendly businesses and the belief that smaller automobile detailers use less and contribute less to toxins polluting the environment than the larger commercial car washes. As many local governments place more restrictions on water consumption, we believe this helps create a n avenue for environmentally friendly businesses to grow thus small automobile detailers have a better chance to market eco-friendly practices. Car care product manufactures have responded to the growing need for eco-friendly products by developing waterless car wash products using biodegradable materials.

Our Company will offer services in the niche segment of eco-friendly automobile detailing practices. We believe that our mobile, eco-friendly business model, and attention to detail will allow us to gain market share in the industry. We plan to promote our eco-friendly services and execute our services with impeccable customer service. Service businesses such as ours sell intangible products, but they also have higher labor costs and generally very little in fixed assets. A mobile car wash business can make it very convenient for people to keep their cars clean, as a mobile business has the ability to visit the client’s location rather the vice versa.   We feel that a mobile business can be a very lucrative enterprise, because we believe that today’s environmental trends are making drive-through car washes less popular as they generally use more water and chemicals than a mobile car wash. The experience that our president brings to our Company will provide a valuable foundation in order to launch our Company. Since the services that we provide will be more personalized, we feel that our customers will be satisfied and willing to pay more.

Products and Services

We believe that o ur initial products and services will be consistent with needs of our potential clients. We will provide the same basic services that our founder has offered independently for nearly twelve years. For all of our services offered, we will provide our customers with a general price range, yet all prices may vary based on the model of the automobile and the extent of cleaning needed. Initially, we plan to offer our services at price s that we feel are below the current industry standard based on our market and local research, as we believe that this will help us to break into the market faster and gain customers quickly.

Our initial line of services will include:

Basic Handwash - Our Basic Handwash will include a 100% hand car wash and blow dry, using a waterless car washing solution. Also included with this service will be the cleaning of the wheels, tires and inside fenders, including the application of a tire dressing. We will vacuum the seats, carpets, floor mats and trunk, as well as detail the center console and apply a protective solution. Lastly, we will clean the windows, inside and out. This will be our most affordable service offered to customers, and we believe that it will be our number one selling service. Our Basic Handwash will take the least amount of time at approximately forty-five minutes per vehicle, depending on the model.

Express Detail - Our Express Detail service will include everything that is included with our Basic Handwash, as well as spot removal from floor mats and carpets, and an exterior carnauba wax. Carnauba wax is uses plant-based ingredients to clean, remove light oxidation, protect and bring a car’s paint job to a slick, high-gloss shine. We believe that we will be able to finish an Express Detail in approximately one and a half hours.

Interior Detail - Our Interior Detail service will also include everything that is included with our Basic Handwash, with additional services including: all carpet and upholstery cleaned, leather will be cleaned and conditioned, and all doors, consoles, ceiling and trunk will receive a full detailed cleaning. Our Interior Detail service should take approximately two hours.

Exterior Detail - Our Exterior Detail service will include an external hand wash, as well as oxidation removal with a clay bar, scratch removal with a polish glaze, and a carnauba wax finish. We will use a light clay bar that is formulated to correct surface contamination without being aggressive. It can be used on any color car, including black and dark colors. It is ideal for new car preparation and to remove railhead dust. Our Exterior Detail service should take the same amount of time as our Interior Detail service; and, based on time spent and the price point that we will try to achieve for this service, this will be our most profitable service.

Full Detail - Our Full Detail service will include a 100% hand car wash and blow dry, using a waterless car washing solution. This service will also include all offerings included in our Interior Detail service and Exterior Detail service. This service will take longer than any of our other services, taking approximately three to four hours per Full Detail.

Teflon Protection - Our PTFE (Teflon) paint sealant treatment is actually a hard protective barrier that, unlike wax, is strengthened by the sun. It makes paintwork appear with a high gloss finish. The Teflon Protection treatment is an a la carte service that can also be added on to any of our packages.

Our proposed pricing structure and estimated cost to the Company is as follows:

Service	Price*	Material Cost	Labor Cost	Utility Cost	Net Profit
Basic Handwash	$20-40	$2.40-$4.80	$2.20-$4.40	$0.60-$1.20	$14.80-29.6
Express Detail	$45-65	$4.95-7.15	$4.05-5.85	$1.35-1.95	$34.65-50.05
Interior Detail	$130-150	$10.4-12	$13-15	$6.5-7.5	$100.1-115.5
Exterior Detail	$100-120	$9-9.6	$8-9.6	$3-3.6	$80-97.2
Full Detail	$200-220	$18-19.8	$20-22	$10-11	$152-167.2
Teflon Protection	$60-80	$2.99-3.59	$6-8	$0.60-0.80	$50.41-67.61
(1) pricing varies depending on size of vehicle.

We plan to perform these services with the highest quality products and attention to detail. We will do everything within our power to maintain a high level of customer service and service quality. Our founder, Ramiro Urrea, will maintain quality control procedures. With his knowledge in the industry, we believe that he is fit to maintain an extremely high level of quality control. As part of these quality control procedures, Mr. Urrea will create an internal checklist for each offered service that will be distributed to the employees so that each step is taken for each particular service. Mr. Urrea will also individually train any new employees that we hire to make sure that they perform our services to his expectations. Mr. Urrea will initially closely supervise all services being performed and as the new employees progress, he will oversee all services and check periodically to make sure that everything is done to his expectations. As part of our quality control check, we will offer customers survey cards, which will give us insight and feedback into the quality of service they feel they have received.

Green Initiative

Our Company plans to promote green practices while providing our services. We would like to reduce our carbon footprint, yet provide top quality car wash and detailing services in the process, and based on industry research, we believe will be able to accomplish just that. We have located a top-quality product manufacturer that shares our goals, and is dedicated to providing both superior car care and cleaning products that are environmentally responsible. 3d Car Care Products, the manufacturer of the products that we will use ensures that all of their car wash products are sustainable and meet, or exceed regulatory compliance standards without sacrificing performance. We do not have any formal agreement in place with this manufacturer and we do not have any intentions of entering into a formal purchase agreement with this manufacturer, as all of their products are readily available and can be easily purchased via the Internet.

We plan to use a waterless car wash solution that will allow us to wash cars wherever we want, without the need for an additional water source or electrical source. The waterless solution that we plan to use contains nano-polymers that cling to the dirt on a car, lifting the dirt from the surface of the car, making it easily wiped away to reveal a clean bright shine on any car. Traditional car washes use between 80 and 100 gallons of water per car. Each 24-ounce bottle of this waterless solution can complete up to twelve full car washes with no extra water, equating to a savings of 960 - 1,200 gallons of water per bottle. By being manufactured using natural, renewable raw materials such as oils from coconuts, palm kernels, sunflowers, soybeans and grapeseed, the waterless car wash solution is also biodegradable and contains no volatile organic compounds (VOCs), which are typically emitted as gases from certain solids or liquids. VOCs include a variety of chemicals, some of which may have short- and long-term adverse health effects.

Besides using the waterless solution in our car wash process, nearly every product that we plan to use for our detailing services will allow us to reduce our carbon footprint. We plan to purchase our Carnauba wax, clay bars, polish glaze and leather treatment from the same manufacturer. It is our belief that all of these products are manufactured using natural, renewable raw materials without having to sacrifice the quality and efficacy of the product.

Plan of Operations

Stage 1- Through our initial operations we have laid the groundwork to launch our Company within California. The next foreseeable step towards becoming a revenue generating company will be to purchase all initial supplies that we will require in order to provide our car wash and automobile detailing services. Once we have purchased our products, we plan to produce business cards to hand out to all of the former clients of our sole officer and director, and new potential clients. Initially, we plan to produce 5,000 business cards that our president will personally handout through San Diego County. While our business cards are being designed and produced, we plan to launch a company website as well. Our proposed website will serve as an informational tool for potential customers to learn more about our services, pricing and our Company. We plan to purchase our initial supplies, produce our business cards and develop our website with part of our initial investment from Aiko Development, Inc. It will be our goal to generate revenue from our operations before the completion of this Offering. We anticipate beginning stage 1 before the completion of this Offering as we will use funds loaned from our angel investor, Aiko, and we believe that we will need between $3,500 to $4,000 to complete our goals within this stage. This stage is not dependent on the amount of proceeds we receive from this Offering and we do not anticipate having to raise more capital for this stage even though as of February 29, 2012, we had cash of $6,398 and our monthly burn rate from inception to February 29, 2012 has been an average of approximately $6,515 per month; however, in May we received an additional loan from Aiko, which will increase our working capital, and allow us to operate for a few more months without obtaining additional financing.

Until such time that we are able to hire additional employees, our president, Ramiro Urrea, will handle all operations. He will be the only person to answer telephone calls, schedule services, provide each service, maintain all bookkeeping, and grow our Company. As such, once he has established clients through the distribution of business cards, it will be up to him to maintain a detailed scheduling calendar, so that he may be able to maximize the efficiency of our operations. The initial focus for our president will be to provide car wash and auto detailing services for 20-30 hours per week, and work on bookkeeping and the growth of our Company 20-30 hours per week as well. Within the hours that he will be providing service to clients, he will be using his own vehicle to drive from location to location. For the time he will spend on bookkeeping and growth, he will be utilizing his home office, which is our corporate headquarters. Initially, the challenge for our Company will be to make the most of Mr. Urrea’s time by washing and detailing as many cars in as few locations as possible.

Stage 2- Once our Company has reached a point at which Ramiro Urrea can no longer take on new accounts and maintain the daily bookkeeping as well, we plan to hire and train two full-time employees to provide our car wash and detailing services. Mr. Urrea will still provide some services to our larger clients, but he will scale back his car wash and detailing services in order to focus more on managing and overseeing the quality of our new employees. We believe that projecting a professional image is very important in the detailing industry, thus we will provide Company uniforms for our employees. We will purchase additional supplies as needed for our operations, as we estimate spending approximately $3,000 to $5,000 on additional supplies for the remainder of the first 12 months of our operations once we exhaust our initial supply. We also plan to purchase two vehicles for our employees to use. We plan to purchase two vans that will be sufficient for carrying all the supplies needed to each client’s location. Further, it is our hope that we will have enough funding to place full marketing auto wraps with our Company name, phone number and website address on our service vehicles , and to develop print marketing materials for distribution.

We also plan to hire an administrative assistant who will assist Mr. Urrea with paperwork and act as a receptionist, by answering the phone and scheduling all services. We anticipate beginning stage 2 approximately 1-3 months after the completion of this Offering and we anticipate it will cost between $31,000 to $67,000  to meet our goals of hiring new staff, paying their salaries for the initial three (3) months,  purchasing additional supplies, purchasing either one or two vans, and initiating our marketing strategy. The amount of staff that we hire, the number of vans that we purchase, and the amount allocated towards our marketing strategy are all dependent on the amount of proceeds we receive from this Offering. In the event that we do not receive enough proceeds from this Offering to fund our goals within this stage, and/or receive enough revenues from our operations, we will need to seek out additional financing, and we will approach friends, family and business acquaintances to seek out reasonable loans as it becomes necessary. At this point we have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential future investment in the Company.  Therefore, we may not be able to receive such additional financing.

Stage 3- Once we have hired our initial employees, and feel comfortable bringing on new staff as necessary, we plan to launch a public relations campaign throughout San Diego County. We will seek out and hire a professional firm to develop a campaign that will reach our target market through multiple media sources. It is our hope to publish magazine, radio and television advertisements with the help of a public relations firm. We anticipate beginning stage 3 approximately 6-12 months after the completion of this Offering and we anticipate it will cost between $25,000 to $30,000 to hire the public relations firm and lunch a full advertising campaign throughout the county. In the event that we do not receive enough proceeds from this Offering to fund our goals within this stage, and/or receive enough revenues from our operations, we will need to seek out additional financing.

During the summer months we plan to hire two part-time car wash specialists, which will cost us approximately $2,500 per month for both specialists, when business increases, depending on how much revenue we have received from our operations. Although we will partially rely on this temporary help, quality will not be compromised, since all washers and detailers will receive thorough training directly from our president. If our growth is successful within San Diego County, we plan to expand throughout all of California. We are unsure at this point whether we will need to set up regional offices in each location. Before we proceed with such plans, we will have to make sure that our branches will prosper in each newly proposed location. We will conduct research on our business’ profitability in other areas. There may be existing car wash and auto detailing businesses with loyal client bases, which would make it difficult for our business to break into new areas.

Milestones and Growth Timeline

The following milestones chart summarizes our plan of operations described above by detailing significant milestones and growth steps that we expect to accomplish during the first twelve months of our operations. Based on our initial research, we have included the expected costs involved with accomplishing each milestone. All milestones are based initially on the amount of proceeds we receive from this Offering, as set forth in the Use of Proceeds section herein, unless otherwise noted.

Activity	Brief Description	Timeline	Anticipated Costs
Purchase initial supplies	We plan to buy all of the supplies needed to start performing our proposed services. We anticipate these supplies lasting us for approximately two (2) months.	Before completion of this Offering.	$1,000 This amount is not dependent on the amount of proceeds we receive as we anticipate purchasing our initial supplies with funds received from loans.
Produce business cards	We will use an online printing service to produce 5,000 business cards for our president to hand out to former clients and new potential clients.	Before completion of this Offering.	$200 This amount is not dependent on the amount of proceeds we receive as we anticipate purchasing our initial supplies with funds received from loans.
Launch website	We will pay a website designer to launch an informational website to suit our needs.	Before completion of this Offering.	$2,500 This amount is not dependent on the amount of proceeds we receive as we anticipate purchasing our initial supplies with funds received from loans.
Establish a client base	Through the distribution of business cards and website traffic, we hope to establish a client base.	Before completion of this Offering.	This will only require the time and effort of our president
Hire full-time employees	Directly following this Offering it is our plan to hire and train two full-time car wash and detail specialists.	1 – 2 months following this Offering.	$32,500-$65,000. We anticipate hiring between one to two full-time specialists, depending on the amount of proceeds we receive from this Offering.
Purchase two vans	At the same time we hire two full-time employees, we will also allocate funds towards purchasing two used vans and have full marketing wraps made.	1 – 2 months following this Offering.	$15,000 -$30,000. We anticipate purchasing between one to two vans, depending on the amount of proceeds we receive from this Offering.
Print Materials	We would like to start developing print materials and wrapping any vans we may have with auto wraps as part of our initial marketing strategy.	1 – 2 months following this Offering.	$5,000-$7,500, depending on the amount of proceeds we receive from this Offering.

Purchase additional supplies	Once we have exhausted our initial supplies, we plan to purchase additional supplies over the course of the first 12 months of our operations.	3-12 months following the Offering	$3,000-$5,000, depending on the amount of proceeds we receive from this Offering.
Hire an assistant	We plan to hire a full-time assistant once we have enough clientele and telephone traffic to exceed our President’s time.	3 – 4 months following this Offering.	$32,500. We plan to hire an assistant based on the amount of proceeds we receive from this Offering.
Launch advertising campaign	We hope to hire a public relations firm in San Diego to launch a full advertising campaign throughout the entire county via multiple media sources.	6 – 12 months following this Offering.	$25,000 to $30,000 , depending on the amount of proceeds we receive from this Offering.

Market Segmentation and Marketing Strategy

We know that no matter how good our services are, our Company cannot succeed without effective marketing, which begins with careful, systematic research. It is detrimental to assume that we already know about our intended market. As a Company, we plan to constantly perform market research to make sure that we stay on track, and market to the right locations and right clientele.

Through our initial market research, we will segment our customers by type of car ownership. We believe that the type of car that a person owns says volumes about their driving, and, therefore their car washing and detailing requirements.

1.

New car owners: Owners of newer cars are most likely to use a hand car washing service. These owners take great pride in their cars and will bring them often to the wash and detail service. The goal with these customers is to promote regular use of the wash and detail service. The aim is to inform these customers that Pure Quality Detailing will keep their car looking as good as it did the day they drove it off the lot.

2.

Older luxury car owners: These people have either owned their high-end luxury cars for several years or are unable to afford the expense of a new luxury car but want the feel of relaxed driving. Both of these groups want to keep their cars in the best shape possible. Those who have bought second-hand cars will often spend many hours in their cars and will place high importance on keeping their cars looking good. These owners will bring their cars in for regular washes and occasional details.

3.

Sports car owners: These people are often younger or middle-aged men and will regard the look of their car as important. They will also pride themselves on the look of their car and will have their car hand washed (at least) weekly. These drivers will have an occasional detail, but will keep their cars so clean the detail will not be necessary very often.

4.

Lifetime owners: Many of these people have owned their cars for more than five or six years. They are attached to their cars as friends and though it may be more sensible for them to purchase a new car, they will bring their car in for a wash occasionally, just when the car is dirty. They like their cars to look presentable, and want to keep it in good shape but are not tied up in the look of their car. For this reason, they will not have a detail carried out on their car unless they are selling it.

5.

Dealerships: Dealerships often use outside car wash services to detail their vehicles before they are put up for sale. In addition, there are multiple car dealerships within San Diego County that we intend to solicit our services.

6.

Local businesses: Some local businesses have fleets of cars and small vans that must be kept clean to maintain their company image. These businesses will be looking for a cost effective, efficient car washing service to perform this service, and will prefer to use a car wash service during the week rather than during weekends, like the general public.

We believe that marketing ties into every facet of a car wash business, from signage to cross promotions to loyalty programs. We feel that t he strategic role of marketing in a down economy is crucial to the success of carwashes, no matter what the segment of the industry and that in order to get a good return on the money we invest into acquiring new customers, we need to make sure those new customers keep coming back. Also, when attracting new customers, we need to keep in mind that not all customers have the same economic value. Therefore, our goal in marketing is not just to attract new customers, rather to attract the right kind of customers.

The strategy behind our target segmentation is to attract customers who will be repeat users and will frequent the business in the typically quiet times for a car wash business. We do not think it will be difficult to attract customers during the summer months and on the weekends; during the weekdays however, especially in the winter, people typically do not think about having their cars washed. For this reason, we will target people who will tend not to be restricted to these busy times.

In order to market our services to our potential customers, we plan to utilize various methods of advertising and promotions throughout San Diego County. We plan to hire a marketing firm to help brand our Company within our target market, which will allow us to devote more time to the quality of our services and our growth. However, we will use our own marketing ideas coupled with the ideas of a marketing firm to promote our Company. Through our research and development, we have identified multiple ways in which we feel could help us gain customers within our local area; these include:

•

Signage – Most brick and mortar car washes have literally thousands of customers passing by their locations everyday.  Being a mobile car wash and auto detailer, we will not have that luxury; however, we can place our signage on any vans we may acquire, depending on the amount of proceeds we receive from this offering, which could range from zero vans to two vans. As our employees drive from client to client, our vans will act as a moving billboard to promote our Company.

•

Price Promotion (coupons) – We will use various price promotions to introduce our services into our market, as well as attempt to attract loyal customers away from our competition. If we are successful in acquiring new customers through our price promotions, we may use certain promotions in the future as a tool for customer appreciation and retention.

•

Service Campaigns – Much like price promotions, our planned service campaigns will also be used to introduce our services to our target market. However, the direct focus of service campaigns will be to keep new customers coming back. We will develop and promote offerings such as prepaid cards for use on multiple services or multiple visits, and a loyalty program that offers free services after a certain number of previous purchases.

•

Fundraising Events – Hosting/Participating in fundraising events could be one of the best ways to promote and create a buzz in our local area. Events could send a message to people that our Company is a contributing member of our community. If we are able to initiate fundraising events and partner with environmental organizations to promote lowered water consumption and no water runoff through the use of our waterless services, we could reach an entirely new group of customers.

•

Direct Mail – Whether via regular postal mail or e-mail, messaging is another way that we intend to reach new customers. The key to this method will be in finding a good mailing list, but it our hope that any marketing firm that we employ will have a mailing list at no extra cost. This method may also be utilized to distribute future coupons to our existing customers.

•

Radio and Television – We will have to work closely with a marketing firm to develop radio and television advertisements that are right for our Company and cost effective.

Throughout all of our proposed promotional techniques, we will try to reinforce our brand name, and communicate that our Company stands for something more than just a car wash service. We will promote our waterless, biodegradable, eco-friendly practices.

Competition

We will compete with other local mobile car wash and detail companies, as well as coin-operated, self-services facilities, automatic facilities, full service conveyor facilities, and other brick and mortar automobile detail companies. The market for our planned services is increasingly and intensely competitive because the barriers to entry are fairly low. We compete with both established and emerging car wash companies, but our number one competitor will always be the home washer: people who feel that washing their car at home is more cost effective than paying for our services. It will be one of our focuses to inform people that washing a car at home is not environmentally friendly, and wastes a significant amount of water, as well as allowing dirty, soapy water to flow into storm drains. While people have the option of purchasing the products and washing their cars at home using the waterless products, we feel that people will still prefer to have their car professionally washed. As referenced herein, 7 out of 10 people prefer to have their car professionally washed and we believe that most people feel their time is more valuable than the money they would spend having someone else wash their car. Additionally, we feel that people value our expertise and generally people think that professionals would do a much better job than if people were to wash their own cars. Also, if people were to buy their own products, we feel that they would be spending more on them since the products tend to get cheaper as you buy them in bulk, like we do.

Locally, we will primarily compete with established mobile car wash and auto detailers such as Discount Mobile Detail, Allure Detail and Carisma Mobile Car Wash. Our ability to compete successfully will depend, in part, on the quality of our services and staff, customer service, and our ability to acquire new customers that will become repeat customers. Additionally, the key factor that sets us apart from these established local companies is our eco-friendly business model. If we can effectively promote our eco-friendly services to our target market, we should be able to break into the industry and gain market share rapidly.

As we grow, our Company may seek to enter into additional markets and offer new products, in which case we expect that the competition that the Company faces will intensify. If we are able to effectively promote our eco-friendly business model, our main competition globally will be GEO Wash. GEO Wash is a company that has developed a car wash system that is eco-friendly, and is expanding through franchisees, providing a comprehensive ecological vehicle wash service, while taking an active part in the efficient management of water.

As a result of competition, we may be required to:

•

increase overall spending to ensure we are offering our customers the best quality services;

•

continually assess and evaluate our marketing budget to ensure that we are focusing our efforts in the appropriate direction; and,

•

increase staff to ensure that we are efficient and effective in providing our services;

Government Regulation

We will be subject to a number of domestic laws and regulations that affect companies conducting business in the mobile car wash and detailing industry, many of which are still evolving and could be interpreted in ways that could harm our business. Federally, there are regulations placed on the amount of VOCs that certain products, especially cleaning products, release into the atmosphere. We intend to do all that we can to use cleaning products that are compliant with all regulations. On a local level there are regulations placed on mobile commercial businesses to make sure they are compliant with various issues relating to water usage and water runoff. Mobile commercial businesses within our area are required to use Best Management Practices (BMPs) which are practices and procedures that prevent or reduce the pollution of storm drainage systems.  The City of Chula Vista prohibits all discharges of water not entirely composed of storm water through the City of Chula Vista Code Chapter 14.20 (Storm Water Management and Discharge Control) with just a few exceptions. Because of our use of non-toxic, waterless products, the City of Chula Vista has accepted our Company as a compliant mobile commercial business.

It is not clear how existing laws governing issues such as water consumption, water runoff and VOC emission will be affected in the future. Accordingly, adverse legal or regulatory developments could substantially harm our business.

Employees/Consultants

As of the date of this filing, the Company has no full time employees. We currently rely on our sole officer and director, Ramiro Urrea, to manage all aspects of our business. Mr. Urrea currently devotes between 40 – 60 hours per week to our Company.  We intend to add staff as the Company grows. Any such additions will be made at the judgment of management to meet the Company’s then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF PQ HOLDINGS, INC. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Revenues

For the period from August 1, 2011 (date of inception) to February 29, 2012, the Company did not earn any revenues.

Operating Expenses

Six Months Ended Febraury 29, 2012

For the period ended February 29, 2012, the Company incurred $47,527 of operating expenses comprised of $37,500 of professional fees relating to legal, accounting, and audit costs relating to the Company’s S-1 registration process, $6,000 in management fees to the President and Director of the Company at a rate of $1,000 per month, and general and operating expenses of $4,027.

As at February 29, 2012, the Company had a net loss of $50,020.  In addition to operating expenses, the Company also incurred $2,493 of interest expense relating to interest accrued on notes payable of $50,000 that is unsecured, due interest at 10% per annum, and due on demand.

Period from August 1, 2011 (Date of Inception) to August 31, 2011

For the period from August 1, 2011 (date of inception) to August 31, 2011, the Company incurred $12,257 of operating expenses comprised of $5,000 of professional fees for legal costs relating to the Company’s incorporation and S-1 registration process, $1,000 in management fees for amounts owing to the President and Director of the Company for the month of August 2011, and $6,257 of general and administrative costs relating to the Company’s incorporation and start-up costs.

LIQUIDITY AND CAPITAL RESOURCES

February 29, 2012

As at February 29, 2012, the Company had cash of $6,398 and total assets of $8,398 compared with a cash balance and total assets of $45,409 as at August 31, 2011.  The decrease in cash was attributed to the use of proceeds from the $50,000 note payable received in August 2011 for operating costs and professional fees incurred with the Company’s S-1 registration process.  The decrease in total assets was attributed to the decrease in cash for the period.

As at February 29, 2012, the Company had total liabilities of $68,894 compared with total liabilities of $57,885 as at August 31, 2011.  The increase in total liabilities was attributed to increase in accounts payable and accrued liabilities of $7,493 for outstanding professional fees and accrued interest, and an increase in amounts due to related parties of $3,516 for unpaid management fees and financing of general expenses.

The Company had a working capital deficit of $60,496 as at February 29, 2012 compared with a working capital deficit of $12,476 as at August 31, 2011.  The increase in the working capital deficit was attributed to the use of cash for operating activities without new sources of financing or revenue from operations.  The Company did not have any capital transactions during the period ended February 29, 2012.

August 31, 2011

As at August 31, 2011, the Company cash and total assets of $45,409.  The amounts were attributed to the proceeds from the $50,000 note payable received in August 2011 less nominal amounts for payment of incorporation and start-up costs.

As at August 31, 2011, the Company had total liabilities of $57,885 comprised of accounts payable and accrued liabilities of $5,219 for outstanding professional fees and accrued interest, $2,666 for amounts due to related parties for unpaid management fees and financing of general expenses, and $50,000 for the issuance of a note payable to a non-related party which is unsecured, due interest at 10% per annum, and due on demand.

The Company had a working capital deficit of $12,476 as at August 31, 2011 and issued 7,500,000 founders shares to the President and Director of the Company.

Pursuant to a Management Agreement made effective August 1, 2011 (the “Effective Date”), Mr. Urrea has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period (the “Term”) beginning on the Effective Date, and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Urrea or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Urrea shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.

Cashflows from Operating Activities

Six Months Ended February 29, 2012

For the six months ended February 29, 2012, the Company incurred $39,011 of cash for operating activities relating to general day-to-day operating costs and professional fees incurred with respect to the S-1 registration process.

Period from August 1, 2011 (Date of Inception) to August 31, 2011

For the period from August 1, 2011 (date of inception) to August 31, 2011, the Company incurred $4,591 of cash for operating activities relating to general day-to-day operating costs and professional fees incurred with respect to the S-1 registration process.

Cashflows from Investing Activities

During the period from August 1, 2011 (date of inception) to February 29, 2012, the Company did not engage in any investing activities.

Cashflows from Financing Activities

Six Months Ended February 29, 2012

For the six months ended February 29, 2012, the Company did not have any financing activities.

Period from August 1, 2011 (Date of Inception) to August 31, 2011

For the period from August 1, 2011 (date of inception) to August 31, 2011, the Company received $50,000 of cash from investing activities relating to proceeds from issuance of a note payable which was unsecured, due interest at 10% per annum, and due on demand.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At February 29, 2012, we had cash on hand of $6,398. We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this offering will be approximately $330,000. accounting for the full implementation of our growth and marketing strategies, including our anticipated general administrative expenses, professional fees, marketing costs and support materials. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $193,102 to meet our operating expenses for the next 12 months after the Offering. This minimum amount takes into account our current cash, our working capital expenses, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $32,500 towards hiring one employee for the Company, and $7,000 towards marketing and advertising for the Company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000, excluding professional fees.

Description	Time period	Estimated maximum expenses
Admin/Professional Fees	10-12 months	$80,000
Marketing and advertising	10-12 months	$37,500
Employees	10-12 months	$97,500
Van & Supplies	10-12 months	$35,000
Repayment of Note s	10-12 months	$80,000
Total		$330,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

JOBS Act

In April 2012, the JOBS Act was enacted. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other companies. Additionally, we are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act.

Subject to certain conditions set forth in the JOBS Act, as an emerging growth company, we intend to rely on certain of these exemptions, including without limitation, providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 and complying with any requirement that may be adopted regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following the completion of our initial public offering although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of as of the last business day of the most recently completed second fiscal quarter in any year before that time, we would cease to be an emerging growth company as of the following fiscal year end.

Recently Issued Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Urrea, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Ramiro Urrea	46	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Ramiro Urrea – In 1985, Mr. Urrea graduated from the City University of Mexicali, B.C. Mexico (U.A.B.C) with a degree in Administrative Business. He then went on to earn a Master’s Degree in Sales from San Diego State University in 2000. Mr. Urrea has over 12 years of experience working independently in the mobile Auto Detailing industry and has established cooperative relationships with contracted businesses, banks, and associations. Additionally, Mr. Urrea has extensive experience in the care and restoration of automobile paint, including oxidation and applications of Teflon. His experience in the auto detailing and car wash industries as well as his customer service skills led to the conclusion that he would be capable to serve as our officer and director.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended August 31, 2011. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Ramiro Urrea	Chairman, CEO and President	2011	$1,000(1)	$-0-	$7,500(2)	-0-	-0-	-0-	-0-	$8,500

Notes to Summary Compensation Table:

(1)

Pursuant to a Management Agreement made effective August 1, 2011, Mr. Urrea, agreed to act as our sole officer and director and currently devotes approximately 40-60 hours per week to manage the affairs of the Company. Additionally, pursuant to the Management Agreement, Mr. Urrea receives a monthly fee of $1,000 per calendar month. The Company has no plans to increase Mr. Urrea’s monthly fee. Such fee is payable on the first day of each calendar quarter and such fee will be paid out of any revenues we receive, or any additional financing we may receive. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

(2)

The stock awards to Mr. Urrea were issued beginning August 1, 2011 and consisted of 7,500,000 founders shares at par value of $0.001 per share for fair value of $7,500 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Ramiro Urrea, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Ramiro Urrea, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Urrea collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Urrea unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  July 2, 2012, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of July 2, 2012, we had 7,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Ramiro Urrea 1037 Eureka Place Chula Vista, CA 91913	7,500,000	100%

	Total	7,500,000	100%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 1, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 7,500,000 shares of its Common Stock, $0.001 par value per share, to Ramiro Urrea as founders’ shares for services rendered in formation of the Company. As a result, Mr. Urrea owns 100% of the issued and outstanding common shares of the Company.

On August 1, 2011 (the “Effective Date”), the Company entered into a Management Agreement (the “Management Agreement”) with Mr. Ramiro Urrea. Pursuant to the Management Agreement, Mr. Urrea has agreed to act as our President, Chief Executive Officer, and Director to manage the affairs of the Company for a one (1) year period beginning on the Effective Date (the “Term”), and thereafter the Term shall be automatically extended for successive one-year periods unless and until such time as either Mr. Urrea or the Company shall give written notice to the other at least 30 days prior to the expiration of the then current Term that no such automatic extension shall occur. In exchange, Mr. Urrea shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.

As of February 29, 2012, the Company owed $6,182 to the President and Director of the Company for financing of day-to-day operations and management fees. The amount owing is unsecured, non-interest bearing and due on demand.

Further, Mr. Urrea provides us with office space free of charge at this time.

Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William B. Haseltine.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its shareholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above; however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended August 31, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Ramiro Urrea, our President and Chief Executive Officer.

PQ Holdings, Inc.

(A Development Stage Company)

Interim Financial Statements

(Expressed in US dollars)

For the period ended February 29, 2012 and August 31, 2011

Balance Sheets (unaudited)

F–2

Statements of Operations (unaudited)

F–3

Statements of Cash Flows (unaudited)

F–4

Notes to the Financial Statements (unaudited)

F–5

PQ HOLDINGS, INC.

(A Development Stage Company)

Interim Balance Sheets

(Expressed in US dollars)

(unaudited)

	February 29, 2012 $	August 31, 2011 $

ASSETS

Cash	6,398	45,409
Prepaid expense	2,000	–

Total Assets	8,398	45,409

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	12,712	5,219
Due to a related party	6,182	2,666
Note payable	50,000	50,000

Total Liabilities	68,894	57,885

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares	–	–

Common Stock Authorized: 290,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 7,500,000 common shares	7,500	7,500

Additional paid-in capital	(5,500)	(7,500)

Accumulated deficit during the development stage	(62,496)	(12,476)

Total Stockholders’ Deficit	(60,496)	(12,476)

Total Liabilities and Stockholders’ Deficit	8,398	45,409

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Interim Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the three months ended February 29, 2012 $	For the six months ended February 29, 2012 $	For the period from August 1, 2011 (Date of Inception) to February 29, 2012 $

Revenues	–	–	–

Operating Expenses

General and administrative	1,338	4,027	10,284
Management fees	3,000	6,000	7,000
Professional fees	17,000	37,500	42,500

Total Operating Expenses	21,338	47,527	59,784

Net loss before other expenses	(21,338)	(47,527)	(59,784)

Other Expenses

Interest expense	(1,246)	(2,493)	(2,712)

Net Loss	(22,584)	(50,020)	(62,496)
Net Earnings per Share – Basic and Diluted	–	(0.01)
Weighted Average Shares Outstanding – Basic and Diluted	7,500,000	7,500,000

 (The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Interim Statements of Cashflows

(Expressed in US dollars)

(unaudited)

	For the six months ended February 29, 2012 $	For the period from August 1, 2011 (Date of Inception) to February 29, 2012 $

Operating Activities

Net loss for the period	(50,020)	(62,496)

Adjustment to reconcile net loss to cash used in operating activities:

Forgiveness of debt	2,000	–

Changes in operating assets and liabilities:

Prepaid expense	(2,000)	(2,000)
Accounts payable and accrued liabilities	7,493	14,378
Due to a related party	3,516	4,516

Net Cash Used In Operating Activities	(39,011)	(45,602)

Financing Activities

Proceeds from a note payable	–	50,000

Net Cash Provided by Investing Activities	–	50,000

Change in Cash	(39,011)	6,398

Cash – Beginning of Period	45,409	–

Cash – End of Period	6,398	6,398

Supplemental Disclosures

Interest paid		–
Income tax paid		–

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

PQ Holdings, Inc. (the “Company”) was incorporated in the state of Nevada on August 1, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of February 29, 2012, the Company has not recognized any revenue, and has a working capital deficit and an accumulated deficit of $62,496. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of February 29, 2012 and August 31, 2011, the Company did not have any potentially dilutive shares.

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

f)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Payable

On August 15, 2011, the Company issued a $50,000 promissory note a non-related party of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at February 29, 2012, the Company recorded accrued interest of $2,712, which is recorded in accounts payable and accrued liabilities.

4.

Related Party Transactions

a)

During the period ended February 29, 2012, the Company incurred $6,000 of management fees to the President and Director of the Company.

b)

As of February 29, 2012, the Company owed $6,182 (August 31, 2011 - $2,666) to the President and Director of the Company for financing of day-to-day operations and management fees. The amount owing is unsecured, non-interest bearing and due on demand.

c)

As of February 29, 2012, the Company had $2,000 (August 31, 2011 - $nil) in prepaid expense for management fees paid to the President and Director of the Company.

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

5.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PQ Holdings, Inc.

(A Development Stage Company)

Financial Statements

(Expressed in US dollars)

For the period ended August 31, 2011

Report of Independent Registered Public Accounting Firm

F–9

Balance Sheets

F–10

Statements of Operations

F–11

Statements of Cash Flows

F–12

Statements of Stockholders’ Equity

F–13

Notes to the Consolidated Financial Statements

F–14

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

PQ Holdings, Inc.

We have audited the accompanying balance sheet of PQ Holdings, Inc., as of August 31, 2011 and the related statements of operations, stockholders’ deficit and cash flows from inception on August 2, 2011 (date of inception) through August 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of PQ Holdings, Inc., as of August 31, 2011 and the results of their operations and their cash flows from inception on August 2, 2011 (date of inception) through August 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had losses from operations of $12,476 and accumulated deficit of $12,476, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 26, 2012

PQ HOLDINGS, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

August 31, 2011 $

ASSETS

Cash	45,409

Total Assets	45,409

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	5,219
Due to a related party	2,666
Note payable	50,000

Total Liabilities	57,885

STOCKHOLDERS’ DEFICIT

Preferred Stock Authorized: 10,000,000 preferred shares with a par value of $0.001 per share Issued and outstanding: nil preferred shares	–

Common Stock Authorized: 290,000,000 common shares with a par value of $0.001 per share Issued and outstanding: 7,500,000 common shares	7,500

Additional paid-in capital	(7,500)

Accumulated deficit during the development stage	(12,476)

Total Stockholders’ Deficit	(12,476)

Total Liabilities and Stockholders’ Deficit	45,409

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the period from August 1, 2011 (Date of Inception) to August 31, 2011 $

Revenues	–

Operating Expenses

General and administrative	6,257
Management fees	1,000
Professional fees	5,000

Total Operating Expenses	12,257

Net loss before other expenses	(12,257)

Other Expenses

Interest expense	(219)

Net Loss	(12,476)
Net Earnings per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	7,500,000

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the period from August 1, 2011 (Date of Inception) to August 31, 2011 $

Operating Activities

Net loss for the period	(12,476)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	5,219
Due to a related party	1,000

Net Cash Provided By (Used In) Operating Activities	(6,257)

Financing Activities

Proceeds from a note payable	50,000
Proceeds from a related party	1,726
Repayments to a related party	(60)

Net Cash Provided by Investing Activities	51,666

Increase in Cash	45,409

Cash – Beginning of Period	–

Cash – End of Period	45,409

Supplemental Disclosures

Interest paid	–
Income tax paid	–

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From August 1, 2011 (Date of Inception) to August 31, 2011

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – August 1, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	7,500,000	7,500	(7,500)	–	–

Net loss for the period	–	–	–	(12,476)	(12,476)

Balance – August 31, 2011	7,500,000	7,500	(7,500)	(12,476)	(12,476)

(The accompanying notes are an integral part of these financial statements)

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

PQ Holdings, Inc. (the “Company”) was incorporated in the state of Nevada on August 1, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of August 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $12,476. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is August 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As of August 31, 2011, the Company did not have any potentially dilutive shares.

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and accrued liabilities, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Notes Payable

On August 15, 2011, the Company issued a $50,000 promissory note to a non-related party of the Company. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at August 31, 2011, the Company recorded accrued interest of $219, which is recorded in accounts payable and accrued liabilities.

4.

Common Shares

On August 1, 2011, the Company issued 7,500,000 common shares as founders’ shares to the President and Director of the Company for services rendered.

5.

Related Party Transactions

a)

During the period ended August 31, 2011, the Company incurred $1,000 of management fees to the President and Director of the Company.

b)

As of August 31, 2011, the Company owed $2,666 to the President and Director of the Company for financing of day-to-day operations and management fees. The amount owing is unsecured, non-interest bearing and due on demand.

PQ HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

6.

Income Taxes

The Company has $12,476 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at August 31, 2011, the Company had no uncertain tax positions.

August 31, 2011 $

Net loss before taxes	(12,476)
Statutory rate	34%

Computed expected tax recovery	4,242
Valuation allowance	(4,242)

Income tax provision	–

7.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

PQ HOLDINGS, INC.

1037 Eureka Place

Chula Vista, CA 91913

7,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$26.12
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,26.12*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On August 1, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 7,500,000 shares of its Common Stock, $0.001 par value per share, to Ramiro Urrea as founders’ shares for services rendered in formation of the Company. As a result, Mr. Urrea owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering.

On August 15, 2011, the Company issued a 10% Promissory Note, in the principal amount of $50,000 to Aiko Development, Inc. to evidence funds previously loaned by Aiko Development, Inc. to the Company. The $50,000 principal amount underlying the Promissory Note was loaned to the Company on August 1, 2011, is due and payable on demand upon 10 days written notice from Aiko Development, Inc. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

On May 31, 2012, the Company issued a 10% Promissory Note, in the principal amount of $30,000 to Aiko Development, Inc. to evidence funds previously loaned by Aiko Development, Inc. to the Company. The $30,000 principal amount underlying the Promissory Note was loaned to the Company on May 3, 2012, is due and payable on demand upon 10 days written notice from Aiko Development, Inc. and accrues interest at the rate of 10% per annum. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of the Promissory Note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of PQ Holdings, Inc.(1)
3.2	Bylaws of PQ Holdings, Inc.(1)
4.1	Specimen Stock Certificate (2)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of William B. Haseltine (2)
10.1	Promissory Note between the Company and Aiko development, Inc. dated August 15, 2011(1)
10.2	Management Agreement between the Company and Ramiro Urrea dated August 1, 2011(1)
10.3	Promissory Note between the Company and Aiko development, Inc. dated May 31, 2012(2)
14.1	Code of Ethics(1)
23.1	Auditor Consent (2)
23.2	Consent of William B. Haseltine (included in Exhibit 5.1)

(1)

Filed previously.

(2)

Filed herewith.

ITEM 17.

UNDERTAKINGS

1.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on the 13th day of July, 2012.

PQ HOLDINGS, INC.

By:	/s/ Ramiro Urrea
Name:	Ramiro Urrea
Title:	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ramiro Urrea, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of PQ Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Ramiro Urrea Ramiro Urrea	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer	July 13, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of PQ Holdings, Inc.(1)
3.2	Bylaws of PQ Holdings, Inc.(1)
4.1	Specimen Stock Certificate (2)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of William B. Haseltine, re: the legality of the shares being registered (2)
10.1	Promissory Note between the Company and Aiko development, Inc. dated August 15, 2011(1)
10.2	Management Agreement between the Company and Ramiro Urrea dated August 1, 2011(1)
10.3	Promissory Note between the Company and Aiko development, Inc. dated May 31, 2012(2)
14.1	Code of Ethics(1)
23.1	Auditor Consent (2)
23.2	Consent of William B. Haseltine (included in Exhibit 5.1)

Filed previously.(1)

(2)

Filed herewith.